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                                                                 EXHIBIT 23.1




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-118529) and in the Registration Statement on Form S-3 (Registration No. 333-111679) of our report dated March 3, 2004, except for
Note 4, as to which the date is November 22, 2004, with respect to the consolidated financial statements of Psychiatric Solutions, Inc. included in this current report on Form 8-K for the year ended December 31, 2003.


                                                /s/ Ernst & Young LLP


November 22, 2004
Nashville, Tennessee